UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Charles Schwab Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

charles SCHWAB CORPORATION

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

THE CHARLES SCHWAB CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 17, 2022
1:30 p.m. (Central Time)
www.schwabevents.com/corporation

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 17, 2022.

Notice is hereby given that the Annual Meeting of Stockholders of The Charles Schwab Corporation will be held virtually on Tuesday, May 17, 2022 at 1:30 p.m. (Central Time).

The Annual Meeting of Stockholders will be hosted as a virtual event via the Internet. To attend the meeting via the Internet, visit www.schwabevents.com/corporation.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy statement and annual report to security holders are available in the "Investor Relations" section of our website at www.aboutschwab.com.

If you want to receive a paper copy or an email with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before May 5, 2022 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors Recommends a Vote "FOR" Proposals 1(a) through 1(f), and 2 through 6, and "AGAINST" Proposals 7 and 8.

1. Election of Directors –
   - 1(a) John K. Adams, Jr.
   - 1(b) Stephen A. Ellis
   - 1(c) Brian M. Levitt
   - 1(d) Arun Sarin
   - 1(e) Charles R. Schwab
   - 1(f) Paula A. Sneed
2. Approval of amendments to Certificate of Incorporation and Bylaws to declassify the board of directors
3. Ratification of the selection of Deloitte & Touche LLP as independent auditors
4. Advisory vote to approve named executive officer compensation
5. Approval of the 2022 Stock Incentive Plan
6. Approval of the board's proposal to amend Bylaws to adopt proxy access
7. Stockholder Proposal requesting amendment to Bylaws to adopt proxy access
8. Stockholder Proposal requesting disclosure of lobbying policy, procedures and oversight; lobbying expenditures; and participation in organizations engaged in lobbying

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.proxypush.com/schw

- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on May 16, 2022.
- Please have this Notice available. Follow the instructions to vote your proxy. Scan code to the right for mobile voting.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via: Internet/Mobile – Access the Internet and go to www.investorelections.com/schw . Follow the instructions to log in, and order copies. Telephone – Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies. Email – Send us an email at paper@investorelections.com with “SCHW Materials Request” in the subject line. The email must include: The 11-digit control # located in the box in the upper right hand corner on the front of this notice. Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials. If you choose email delivery you must include the email address. If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email. Important Information about the Notice of Proxy Materials This Notice Regarding the Online Availability of Proxy Materials (Notice) is provided to shareholders in place of the printed materials for the upcoming Shareholder Meeting. Information about the Notice: In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to shareholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the Internet site where the proxy materials may be found. To view the proxy materials online: Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, annual report and proxy statement. To receive paper copies of the proxy materials: Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, email or Internet.